EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2009, and the places of incorporation or organization thereof, are:

Place of
Incorporation
Name of Subsidiary	or Organization

UNITED STATES
Assembly Partners of Ohio, Inc.	Ohio
Celeron Corporation	Delaware
Dapper Tire Co., Inc.	California
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
*Goodyear Dunlop Tires North America, Ltd.	Ohio
Goodyear Export Inc.	Delaware
Goodyear Farms, Inc.	Arizona
Goodyear International Corporation	Delaware
+Goodyear-SRI Global Purchasing Company	Ohio
+Goodyear-SRI Global Technologies LLC	Ohio
Goodyear Western Hemisphere Corporation	Delaware
Laurelwood Properties Inc.	Delaware
Retreading L Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
T&WA, Inc.	Kentucky
T&WA Assembly Partners, LLC	Michigan
T&WA of Indiana, Inc.	Indiana
T&WA of Lansing, LLC	Michigan
T&WA of Montgomery, LLC	Alabama
T&WA of Paris, LLC	Kentucky
Wheel Assemblies Inc.	Delaware
Wingfoot Commercial Tire Systems LLC	Ohio
Wingfoot Corporation	Delaware
Wingfoot Ventures Eight, Inc.	Delaware
Wingfoot Ventures Thirteen, Inc.	Delaware
Wingfoot Ventures Nineteen Inc.	Delaware
Wingfoot Ventures Twenty Inc.	Delaware
INTERNATIONAL
Abacom (Pty.) Ltd.	Botswana
Artic (Zambia) Limited	Zambia
*Centrale Rhodanienne du Pneumatique (CRP)	France
Compania Anonima Goodyear de Venezuela	Venezuela
+Compania Goodyear del Peru, S.A.	Peru
Compania Goodyear S. de R.L. de C.V.	Mexico
Corporacion Industrial Mercurio S.A. de C.V.	Mexico
*Dunglaide Limited	England
*Dunlop Grund und Service Verwaltungs GmbH	Germany
*Dunlop Reifen GmbH	Germany
*Dunlop Tyres (Executive Pension Trustee) Limited	England
*Dunlop Tyres (Pension Trustees) Limited	England

Place of
Incorporation
Name of Subsidiary	or Organization

*Dunlop Tyres Limited	England
*Fit Remoulds (Ireland) Ltd	Ireland
*Fulda Reifen GmbH	Germany
*GD Handelssysteme GmbH	Germany
*GD Versicherungsservice GmbH	Germany
+G.I.E. Goodyear Mireval	France
Goodyear Australia Pty Limited	Australia
Goodyear Canada Inc.	Canada
Goodyear Dalian Tire Company Ltd.	China
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Productos de Borracha Ltda	Brazil
*Goodyear Dunlop Tires Amiens Sud SAS	France
*Goodyear Dunlop Tires Austria GmbH	Austria
*Goodyear Dunlop Tires Baltic A.S.	Estonia
*Goodyear Dunlop Tires Belgium N.V.	Belgium
*Goodyear Dunlop Tires Czech s.r.o.	Czech Republic
*Goodyear Dunlop Tires Danmark A/S	Denmark
*Goodyear Dunlop Tires Espana S.A.	Spain
*Goodyear Dunlop Tires Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finland OY	Finland
*Goodyear Dunlop Tires France	France
*Goodyear Dunlop Tires Germany GmbH	Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.	Greece
*Goodyear Dunlop Tires Ireland Ltd	Ireland
*Goodyear Dunlop Tires Italia SpA	Italy
*Goodyear Dunlop Tires Hungary Ltd.	Hungary
*Goodyear Dunlop Tires Norge A/S	Norway
*Goodyear Dunlop Tires OE GmbH	Germany
*Goodyear Dunlop Tires Operations S.A.	Luxembourg
*Goodyear Dunlop Tires Polska Sp z.o.o.	Poland
*Goodyear Dunlop Tires Portugal Unipessoal, Lda	Portugal
*Goodyear Dunlop Tires Romania Srl	Romania
*Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia
*Goodyear Dunlop Tires Suisse S.A.	Switzerland
*Goodyear Dunlop Tires Sverige A.B.	Sweden
*Goodyear Dunlop Tires Ukraine	Ukraine
*Goodyear Dunlop Tyres UK Ltd.	England
Goodyear & Dunlop Tyres (Australia) Pty Ltd	Australia
Goodyear & Dunlop Tyres (NZ) Pty Ltd	New Zealand
Goodyear EEMEA Financial Services Center Sp. z.o.o.	Poland
Goodyear Earthmover Pty Ltd	Australia
+Goodyear India Ltd.	India
Goodyear Industrial Rubber Products Ltd	England
*Goodyear Italiana S.p.A.	Italy
+Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	South Korea
+Goodyear Lastikleri Turk Anonim Sirketi	Turkey
+Goodyear Malaysia Berhad	Malaysia
+Goodyear Marketing & Sales Snd. Bhd.	Malaysia

Place of
Incorporation
Name of Subsidiary	or Organization

Goodyear Maroc S.A.	Morocco
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear Orient Company Private Limited	Singapore
+Goodyear Philippines, Inc.	Philippines
*Goodyear Reifen GmbH	Germany
Goodyear Russia LLC	Russia
Goodyear S.A.	France
Goodyear S.A.	Luxembourg
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear Servicios Y Asistencia Tecnica S. de R.L. de C.V.	Mexico
Goodyear South Africa (Pty) Ltd	South Africa
Goodyear South Asia Tyres Private Limited	India
+Goodyear SRI Global Purchasing Yugen Kaisha	Japan
+Goodyear Taiwan Limited	Taiwan
+Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tyres Pty Ltd	Australia
Goodyear Tyre and Rubber Holdings (Pty) Ltd	South Africa
Goodyear Wingfoot Kabushiki Kaisha	Japan
+Gran Industria de Neumaticos Centroamericana S.A.	Guatemala
Hi-Q Automotive (Pty) Ltd	South Africa
*HRP	France
Kabushiki Kaisha Goodyear Aviation Japan	Japan
Kelly-Springfield Puerto Rico, Inc.	Puerto Rico
Kelly Springfield Australia Pty Limited	Australia
*Kelly-Springfield Tyre Company Ltd.	England
*Kettering Tyres Ltd	England
*Le Pneu Lyonnais	France
Magister Limited	Mauritius
Mastertreads (Botswana) (Pty) Ltd	Botswana
*Motorway Tyres and Accessories (UK) Limited	England
*M-Plus Reifen GmbH	Germany
Neumaticos Goodyear S.r.L.	Argentina
+Nippon Giant Tyre Kabushiki Kaisha	Japan
O.T.R. International NZ Limited	New Zealand
*Partenaire Professionnel du Pneu	France
Polar Retreading Products (Pty) Limited	South Africa
Property Leasing S.A.	Luxembourg
+P.T. Goodyear Indonesia Tbk	Indonesia
Rossal No 103 (Pty) Ltd	South Africa
SACRT Trading Pty Ltd.	Australia
+Sandton Wheel Engineering (Pty) Limited	South Africa
+Safe-T-Tyre (Pty) Ltd	Lesotho
*Sava Tires, d.o.o	Slovenia
*Sava Trade d.o.o. Zagreb	Croatia
Servicios Y Montjes Eagle, S. de R.L. de C.V.	Mexico
*Societe Savoisienne de Rechapage	France

Place of
Incorporation
Name of Subsidiary	or Organization

South Pacific Tyres	Australia
*SP Brand Holding EEIG	Belgium
*SSR — Pneu Savoyard	France
Three Way Tyres & Rubber Distributors (Pty) Ltd	Botswana
+Tire Company Debica S.A.	Poland
Titan Pneus do Brasil Ltda	Brazil
+Treadsetters Tyres Limited	Kenya
Tredcor Export Services (Pty) Ltd	South Africa
+Tredcor Kenya Limited	Kenya
Tredcor Malawi Limited	Malawi
+Tredcor North Zimbabwe Pvt. Limited	Zimbabwe
Tredcor (Zambia) Limited	Zambia
+Trentyre (Lesotho) (Pty) Ltd	Lesotho
+Trentyre Limited (Mozambique)	Mozambique
Trentyre Mali SA	Mali
Trentyre (Namibia) (Pty) Ltd	Namibia
+Trentyre Properties (Pty) Limited	South Africa
Trentyre (Swaziland) (Pty) Limited	Swaziland
+Trentyre Uganda Limited	Uganda
Trentyre Ghana	Ghana
Tren Tyre Holdings (Pty) Ltd	South Africa
+Trentyre (Pty) Ltd	South Africa
*Tyre Services Great Britain Limited	England
Tyre Service Pty Ltd	Botswana
*Vulco Belgium N.V.	Belgium
+Vulco Developpement	France
Wingfoot Australia Partner Pty Ltd	Australia
Wingfoot Insurance Company Limited	Bermuda
Wingfoot Mold Leasing Company	Canada
*4 Fleet Group GmbH	Germany

(1)	Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)	Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries (marked by a plus preceding its name) Registrant owns the indicated percentage of such subsidiary’s equity capital: Compania Goodyear del Peru, S.A., 78.05%; G.I.E. Goodyear Mireval, 77.27%; Goodyear India Ltd., 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 74.60%; Goodyear Malaysia Berhad, 51%; Goodyear Marketing & Sales Snd. Bhd., 51%; Goodyear Philippines, Inc., 88.54%; Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Technologies LLC, 51%; Goodyear SRI Global Purchasing Yugen Kaisha, 80%; Goodyear Taiwan Limited, 75.52%; Goodyear (Thailand) Public Company Limited, 66.79%; Gran Industria de Neumaticos Centroamericana S.A., 92.66%; Nippon Giant Tyre Kabushiki Kaisha, 65%; P.T. Goodyear Indonesia Tbk, 85%; Sandton Wheel Engineering (Pty) Limited, 92%; Safe-T-Tyre (Pty) Ltd., 92%; Tire Company Debica S.A., 66.05%; Treadsetters Tyres Limited, 60%; Tredcor Kenya Limited, 60%; Tredcor North Zimbabwe Pvt. Limited, 51%; Trentyre (Lesotho) (Pty) Ltd, 92%; Trentyre Limited (Mozambique), 70%; Trentyre Properties (Pty) Limited, 92%; Trentyre Uganda Limited, 60%; Trentyre (Pty) Ltd, 92%; Vulco Developpement, 74.90%.

(3)	Except for Wingfoot Corporation, at December 31, 2009, Goodyear did not have any majority owned subsidiaries that were not consolidated.